Exhibit 23.2
Form SB-2/A
Ogden Golf Co. Corporation



[LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporated by reference in this Registration Statement on Form SB-2 of our report dated December 16, 2003, relating to the financial statements and financial schedule of Ogden Golf, Co., Inc., for the year ended June 30, 2003.






/s/ Spector & Wong
Pasadena, California
April 22, 2004